UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

13760 Noel Road, Suite 830
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
     On June 16, 2009, our wholly-owned subsidiary Mobitec AB modified certain of its existing loan and credit agreements (as modified, the “Mobitec Credit Agreements”) with Svenska Handelsbanken AB (“Handelsbanken”), a Swedish bank, to, among other things, amend its existing credit facility with Handelsbanken (the “Mobitec Credit Facility”), to increase the size of the Mobitec Credit Facility by approximately US$447,000 (based on exchange rates as of the date of the modification). At this time, we do not expect the Mobitec Credit Agreements to cause a material change in our cost of capital or have a material effect on earnings guidance previously issued.
     The material terms of the Mobitec Credit Agreements are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Mobitec Credit Agreements
     On June 16, 2009, Mobitec AB and Handelsbanken entered into amendments to the Mobitec Credit Agreements to, among other things, effect the following:
•	until April 30, 2010, increase the borrowing capacity under the Mobitec Credit Facility by 3.5 million krona (approximately US$447,000, based on exchange rates as of the date of the modification) to 27.5 million krona (approximately US$3.5 million, based on exchange rates as of the date of the modification);

•	extend the repayment date for the outstanding principal balance of 1.5 million krona (approximately US$192,000, based on exchange rates as of the date of the modification) due on a term loan under the Mobitec Credit Agreements from June 30, 2009 to March 31, 2010;

•	extend the principal payment of 375,000 krona (approximately US$48,000, based on exchange rates as of the date of the modification) due on a term loan under the Mobitec Credit Agreements with an outstanding principal balance of approximately 3.4 million krona (approximately US$431,000, based on exchange rates as of the date of the modification) from June 30, 2009 to March 31, 2010 and increase the quarterly principal payments due on this term loan from 375,000 krona to 500,000 krona (approximately US$64,000, based on exchange rates as of the date of the modification) beginning June 30, 2010;

•	increase the annual interest rate on the Mobitec Credit Facility from Tomorrow Next Stockholm Interbank Offered Rate plus 1.85% to Tomorrow Next Stockholm Interbank Offered Rate plus 3.65%

•	decrease the annual interest rate on the term loans under the Mobitec Credit Agreements from 5.80% per annum to 5.55% per annum; and

•	increase the amount of the pledge of Mobitec AB’s assets securing Mobitec AB’s obligations under the Mobitec Credit Agreements from 8.8 million krona (approximately US$1.1 million, based on exchange rates as of the date of the modification) to 18.0 million krona (approximately US$2.3 million, based on exchange rates as of the date of the modification).
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
     We plan to promptly file English translations of the aforementioned agreements and documents, written in a foreign language, as exhibits to this Current Report on Form 8-K by amendment or as exhibits to our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: June 19, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary